              As filed with the Securities and Exchange Commission
                                on August 3, 1998
                          Registration No. 33-_________

                                    Form S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                              ELECTRONIC ARTS INC.

          Delaware                                          94-2838567
 (State of Incorporation)                      (IRS employer identification no.)

                          1450 Fashion Island Boulevard
                           San Mateo, California 94404
                    (Address of principal executive offices)

                             1991 Stock Option Plan
                          Employee Stock Purchase Plan
                   International Employee Stock Purchase Plan
                           (Full titles of the Plans)

                                 RUTH A. KENNEDY
              Senior Vice President, General Counsel and Secretary
                              Electronic Arts Inc.
                          1450 Fashion Island Boulevard
                           San Mateo, California 94404
                                 (650) 571-7171
            (Name, address and telephone number of agent for service)

                                            CALCULATION OF REGISTRATION FEE
---------------------------------------------------------------------------------------------------------------------------
                                        Proposed                   Proposed
              Title of                   Maximum                    Maximum
             Securities                  Amount                    Offering                  Aggregate         Amount of
                to be                     to be                    Price Per                 Offering        Registration
             Registered                Registered                    Share                     Price              Fee
---------------------------------------------------------------------------------------------------------------------------
            Common Stock              2,650,000 (1)               $49.125(2)             $130,181,250 (2)     $39,448.86
          ($0.01 par value)
---------------------------------------------------------------------------------------------------------------------------

This Registration Statement includes exhibits. The Index to Exhibits appears on sequentially numbered page 4.

        (1) Includes, 2,500,000 shares available for grant under the 1991 Stock Option Plan and 100,000 shares available for grant under the Employee Stock Purchase Plan, and 50,000 shares available for grant under the International Employee Stock Purchase Plan each as of July 30, 1998.

        (2) Estimated pursuant to Rule 457(c) as of July 27, 1998 solely for the purpose of calculating the amount of the registration fee.

STATEMENT PURSUANT TO GENERAL INSTRUCTION E

Pursuant to General Instruction E, the contents of Registrant's Form S-8 Registration Statement No. 33-41955 filed on July 30, 1991, as amended by Registrant's Form S-8 Registration Statement No. 33-41955 filed November 6, 1991, Registrant's Form S-8 Registration Statement No. 33-53302 filed October 15, 1992, Registrant's Form S-8 Registration Statement No. 33-55212 filed December 1, 1992, Registrant's Form S-8 Registration Statement No. 33-66836 filed August 2, 1993, Registrant's Form S-8 Registration Statement No. 33-82166 filed July 29, 1994, Registrant's Form S-8 Registration Statement No. 33-61783 filed August 11, 1995, Registrant's Form S-8 Registration Statement No. 333-09683 filed August 7, 1996, Registrant's Form S-8 Registration Statement No. 333-09893 filed August 9, 1996, and Registrant's Form S-8 Registration Statement No. 333-32239 filed July 28, 1997, Registrant's Form S-8 Registration Statement No. 333-32771 filed August 4, 1997, and Registrant's Form S-8 Registration Statement No. 333-46937 filed February 26, 1998, are hereby incorporated by reference.

ITEM 4.

         Not Applicable

ITEM 5. EXPERTS.

         The validity of the issuance of the shares of Common Stock offered hereby will be passed upon for the Registrant by Ruth A. Kennedy, Senior Vice President, General Counsel and Secretary of the Registrant.

ITEM 7.

         Not Applicable


ITEM 8. EXHIBITS

4.01   Registrant's 1991 Stock Option Plan and related documents, as amended

4.02 Registrant's Employee Stock Purchase Plan and related documents, as amended

4.03 Registrant's International Employee Stock Purchase Plan and related documents, as amended

5.01 Opinion of General Counsel of Registrant regarding legality of the securities being issued.

23.01  Consent of General Counsel of Registrant (included in Exhibit 5.01).

23.02  Consent of KPMG Peat Marwick LLP, Independent Auditors

24.01  Power of Attorney (see page 2).

                                POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS that each individual and corporation whose signature appears below constitutes and appoints E. Stanton McKee and David L. Carbone and each of them, his or its true and lawful attorneys-in-fact and agents with full power of substitution, for him or it and in his or its name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement of Form S-8, and to file the same with all exhibits thereto and all documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or it might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or his or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

                                   SIGNATURES

         Pursuant to the requirements of the 1933 Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of San Mateo, State of California, on this 30 day of July, 1998.

                                             ELECTRONIC ARTS INC.

                               By:            /s/ Ruth A. Kennedy
                                  ----------------------------------------------
                                              Ruth A. Kennedy, Esq.
                               Sr. Vice President, General Counsel and Secretary

         Pursuant to the requirements of the 1933 Act, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated:

Name                                         Title                              Date
----                                         -----                              ----

Chief Executive Officer

/s/ Lawrence F. Probst III
----------------------------------
Lawrence F. Probst III                       Chairman and                       July 30, 1998
                                             Chief Executive Officer

Principal Financial Officer:

/s/ E. Stanton McKee, Jr.
----------------------------------
E. Stanton McKee, Jr.                        Exec. Vice President,              July 30, 1998
                                             Chief Financial and
                                             Administrative Officer

Principal Accounting Officer:

/s/ David L. Carbone
----------------------------------
David L. Carbone                             Vice President, Finance            July 30, 1998
                                             and Assistant Secretary
Directors:

/s/ M. Richard Asher                         Director                           July 30, 1998
----------------------------------
M. Richard Asher

/s/ William J. Byron                         Director                           July 30, 1998
----------------------------------
 William J. Byron

/s/ Daniel H. Case III                       Director                           July 30, 1998
----------------------------------
Daniel H. Case III

/s/ Gary M. Kusin                            Director                           July 30, 1998
----------------------------------
Gary M. Kusin

/s/ Timothy Mott                             Director                           July 30, 1998
----------------------------------
Timothy  Mott

                                INDEX TO EXHIBITS

Exhibit
Number                     Description
------                     -----------

4.01    Registrant's 1991 Stock Option Plan and related documents, as amended

4.02 Registrant's Employee Stock Purchase Plan and related documents, as amended

4.03 Registrant's International Employee Stock Purchase Plan and related documents, as amended

5.01 Opinion of General Counsel of Registrant regarding legality of the securities being issued

23.01   Consent of General Counsel of Registrant (included in Exhibit 5.01)

23.02   Consent of KPMG Peat Marwick LLP

24.01   Power of Attorney (see page 2)




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